                                                                     Exhibit 4


                              U.S. $1,650,000,000

                               CREDIT AGREEMENT

                           Dated as of May 10, 1996

                                     among

                         WILLAMETTE INDUSTRIES, INC.,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,

                                   as Agent,

                              ABN AMRO BANK N.V.,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                               NATIONSBANK, N.A.

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.

                                 as Co-Agents

                                      and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                  Arranged by

                              BA SECURITIES, INC.

                               TABLE OF CONTENTS

Section                                                                   Page

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.01     Certain Defined Terms . . . . . . . . . . . . . . . . . . . . 1
      1.02     Other Interpretive Provisions . . . . . . . . . . . . . . .  17
      1.03     Accounting Principles . . . . . . . . . . . . . . . . . . .  18

ARTICLE II     THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . .  19
      2.01     Amounts and Terms of Commitments. . . . . . . . . . . . . .  19
               (a)  The Term Credit. . . . . . . . . . . . . . . . . . . .  19
               (b)  The Revolving Credit . . . . . . . . . . . . . . . . .  19
      2.02     Loan Accounts . . . . . . . . . . . . . . . . . . . . . . .  19
      2.03     Procedure for Committed Borrowing . . . . . . . . . . . . .  20
      2.04     Conversion and Continuation Elections for Committed
               Borrowings. . . . . . . . . . . . . . . . . . . . . . . . .  21
      2.05     Bid Borrowings. . . . . . . . . . . . . . . . . . . . . . .  22
      2.06     Procedure for Bid Borrowings. . . . . . . . . . . . . . . .  23
      2.07     Termination or Reduction of Commitments . . . . . . . . . .  27
               (a)  Term Commitments . . . . . . . . . . . . . . . . . . .  27
               (b)    Revolving Commitments. . . . . . . . . . . . . . . .  27
      2.08     Optional Prepayments. . . . . . . . . . . . . . . . . . . .  27
               (a) Committed Loans . . . . . . . . . . . . . . . . . . . .  27
               (b)    Bid Loans. . . . . . . . . . . . . . . . . . . . . .  28
      2.09     Mandatory Prepayments . . . . . . . . . . . . . . . . . . .  28
               (a) Asset Dispositions. . . . . . . . . . . . . . . . . . .  28
               (b)    Debt and Equity Issuances. . . . . . . . . . . . . .  28
               (c)    General. . . . . . . . . . . . . . . . . . . . . . .  28
      2.10     Repayment . . . . . . . . . . . . . . . . . . . . . . . . .  29
               (a) Term Loans. . . . . . . . . . . . . . . . . . . . . . .  29
               (b)    Revolving Loans. . . . . . . . . . . . . . . . . . .  29
               (c)    Bid Loans. . . . . . . . . . . . . . . . . . . . . .  29
      2.11     Interest. . . . . . . . . . . . . . . . . . . . . . . . . .  29
      2.12     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
               (a) Arrangement and Agency Fees . . . . . . . . . . . . . .  30
               (b)    Bid Auction Fee. . . . . . . . . . . . . . . . . . .  30
               (c)    Facility Fee . . . . . . . . . . . . . . . . . . . .  30
      2.13     Computation of Fees and Interest. . . . . . . . . . . . . .  30
      2.14     Payments by the Company . . . . . . . . . . . . . . . . . .  31
      2.15     Payments by the Banks and Designated Bidders to the
               Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
      2.16     Sharing of Payments, Etc. . . . . . . . . . . . . . . . . .  33

ARTICLE III    TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . .  33
      3.01     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
      3.02     Illegality. . . . . . . . . . . . . . . . . . . . . . . . .  34
      3.03     Increased Costs and Reduction of Return . . . . . . . . . .  35
      3.04     Funding Losses. . . . . . . . . . . . . . . . . . . . . . .  36
      3.05     Inability to Determine Rates. . . . . . . . . . . . . . . .  37
      3.06     Reserves on Offshore Rate Committed Loans . . . . . . . . .  37
      3.07     Certificates of Banks . . . . . . . . . . . . . . . . . . .  37
      3.08     Substitution of Banks . . . . . . . . . . . . . . . . . . .  38
      3.09     Survival. . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE IV     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . .  38
      4.01     Conditions of Initial Loans . . . . . . . . . . . . . . . .  38
               (a)    Credit Agreement and Notes . . . . . . . . . . . . .  38
               (b)    Resolutions; Incumbency. . . . . . . . . . . . . . .  38
               (c)    Organization Documents; Good Standing. . . . . . . .  39
               (d)    Legal Opinions . . . . . . . . . . . . . . . . . . .  39
               (e)    Payment of Fees. . . . . . . . . . . . . . . . . . .  39
               (f)    Certificate. . . . . . . . . . . . . . . . . . . . .  39
               (g)    Acquisition. . . . . . . . . . . . . . . . . . . . .  40
               (h)    Approvals and Consents . . . . . . . . . . . . . . .  40
               (i)    No Litigation. . . . . . . . . . . . . . . . . . . .  40
               (j)    Company Financial Statements . . . . . . . . . . . .  40
               (k)    Pro Forma Financial Statements and Projections . . .  40
               (l)    Other Documents. . . . . . . . . . . . . . . . . . .  40
      4.02     Conditions to All Borrowings. . . . . . . . . . . . . . . .  41
               (a)    Notice of Borrowing. . . . . . . . . . . . . . . . .  41
               (b)    Continuation of Representations and Warranties . . .  41
               (c)    No Existing Default. . . . . . . . . . . . . . . . .  41
               (d)    No Material Adverse Effect . . . . . . . . . . . . .  41

ARTICLE V      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .  42
      5.01     Corporate Existence and Power . . . . . . . . . . . . . . .  42
      5.02     Corporate Authorization; No Contravention . . . . . . . . .  42
      5.03     Governmental Authorization. . . . . . . . . . . . . . . . .  42
      5.04     Binding Effect. . . . . . . . . . . . . . . . . . . . . . .  43
      5.05     Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  43
      5.06     No Default. . . . . . . . . . . . . . . . . . . . . . . . .  43
      5.07     ERISA Compliance. . . . . . . . . . . . . . . . . . . . . .  43
      5.08     Use of Proceeds; Margin Regulations . . . . . . . . . . . .  44
      5.09     Title to Properties; Liens. . . . . . . . . . . . . . . . .  44
      5.10     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
      5.11     Financial Condition . . . . . . . . . . . . . . . . . . . .  44
      5.12     Environmental Matters . . . . . . . . . . . . . . . . . . .  45
      5.13     Regulated Entities. . . . . . . . . . . . . . . . . . . . .  45
      5.14     No Burdensome Restrictions. . . . . . . . . . . . . . . . .  45
      5.15     Copyrights, Patents, Trademarks and Licenses, Etc.. . . . .  45
      5.16     Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  46
      5.17     Full Disclosure . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE VI     AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . .  46
      6.01     Financial Statements. . . . . . . . . . . . . . . . . . . .  46
      6.02     Certificates; Other Information . . . . . . . . . . . . . .  47
      6.03     Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      6.04     Preservation of Corporate Existence, Etc. . . . . . . . . .  48
      6.05     Maintenance of Property . . . . . . . . . . . . . . . . . .  49
      6.06     Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  49
      6.07     Payment of Obligations. . . . . . . . . . . . . . . . . . .  49
      6.08     Compliance with Laws. . . . . . . . . . . . . . . . . . . .  50
      6.09     Maintenance of Books and Records; Inspection. . . . . . . .  50
      6.10     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VII    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . .  50
      7.01     Limitation on Liens . . . . . . . . . . . . . . . . . . . .  50
      7.02     Restrictions on Fundamental Changes . . . . . . . . . . . .  52
      7.03     Disposition of Assets . . . . . . . . . . . . . . . . . . .  53
      7.04     Sales and Leasebacks. . . . . . . . . . . . . . . . . . . .  54
      7.05     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  54
      7.06     Interest Coverage Ratio . . . . . . . . . . . . . . . . . .  55
      7.07     Maximum Funded Debt to Capitalization . . . . . . . . . . .  55
      7.08     Transactions with Affiliates. . . . . . . . . . . . . . . .  55
      7.09     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
      7.10     Change in Business. . . . . . . . . . . . . . . . . . . . .  55
      7.11     Accounting Changes. . . . . . . . . . . . . . . . . . . . .  55

ARTICLE VIII   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .  55
      8.01     Event of Default. . . . . . . . . . . . . . . . . . . . . .  55
               (a)    Non-Payment. . . . . . . . . . . . . . . . . . . . .  55
               (b)    Representation or Warranty . . . . . . . . . . . . .  56
               (c)    Specific Defaults. . . . . . . . . . . . . . . . . .  56
               (d)    Other Defaults . . . . . . . . . . . . . . . . . . .  56
               (e)    Cross-Default. . . . . . . . . . . . . . . . . . . .  56
               (f)    Insolvency; Voluntary Proceedings. . . . . . . . . .  56
               (g)    Involuntary Proceedings. . . . . . . . . . . . . . .  56
               (h)    ERISA. . . . . . . . . . . . . . . . . . . . . . . .  57
               (i)    Monetary Judgments . . . . . . . . . . . . . . . . .  57
               (j)    Non-Monetary Judgments . . . . . . . . . . . . . . .  57
               (k)    Change of Control. . . . . . . . . . . . . . . . . .  57
               (l)    Adverse Change . . . . . . . . . . . . . . . . . . .  57
      8.02     Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .  57
      8.03     Rights Not Exclusive. . . . . . . . . . . . . . . . . . . .  58

ARTICLE IX     THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . .  58
      9.01     Appointment and Authorization; "Agent". . . . . . . . . . .  58
      9.02     Delegation of Duties. . . . . . . . . . . . . . . . . . . .  58
      9.03     Liability of Agent. . . . . . . . . . . . . . . . . . . . .  58
      9.04     Reliance by Agent . . . . . . . . . . . . . . . . . . . . .  59
      9.05     Notice of Default . . . . . . . . . . . . . . . . . . . . .  60
      9.06     Credit Decision . . . . . . . . . . . . . . . . . . . . . .  60
      9.07     Indemnification of Agent. . . . . . . . . . . . . . . . . .  60
      9.08     Agent in Individual Capacity. . . . . . . . . . . . . . . .  61
      9.09     Successor Agent . . . . . . . . . . . . . . . . . . . . . .  61
      9.10     Withholding Tax . . . . . . . . . . . . . . . . . . . . . .  61
      9.11     Co-Agents; Lead Managers. . . . . . . . . . . . . . . . . .  63

ARTICLE X      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  63
      10.01    Amendments and Waivers. . . . . . . . . . . . . . . . . . .  63
      10.02    Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      10.03    No Waiver; Cumulative Remedies. . . . . . . . . . . . . . .  65
      10.04    Costs and Expenses. . . . . . . . . . . . . . . . . . . . .  65
      10.05    Company Indemnification . . . . . . . . . . . . . . . . . .  65
      10.06    Payments Set Aside. . . . . . . . . . . . . . . . . . . . .  66
      10.07    Successors and Assigns. . . . . . . . . . . . . . . . . . .  66
      10.08    Assignments, Participations, Etc. . . . . . . . . . . . . .  66
      10.09    Designated Bidders. . . . . . . . . . . . . . . . . . . . .  68
      10.10    Confidentiality . . . . . . . . . . . . . . . . . . . . . .  68
      10.11    Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .  69
      10.12    Notification of Addresses, Lending Offices, Etc.. . . . . .  69
      10.13    Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  69
      10.14    Severability. . . . . . . . . . . . . . . . . . . . . . . .  70
      10.15    No Third Parties Benefited. . . . . . . . . . . . . . . . .  70
      10.16    Governing Law and Jurisdiction. . . . . . . . . . . . . . .  70
      10.17    Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . .  70
      10.18    Entire Agreement. . . . . . . . . . . . . . . . . . . . . .  71

  ANNEXES

  Annex I                 Pricing Grid

  SCHEDULES

  Schedule 2.01           Commitments and Pro Rata Shares
  Schedule 5.07           ERISA Compliance
  Schedule 10.02          Lending Offices; Addresses for Notices

  EXHIBITS

  Exhibit A               Form of Notice of Borrowing
  Exhibit B               Form of Notice of Conversion/Continuation
  Exhibit C               Form of Compliance Certificate
  Exhibit D               Form of Legal Opinion of Company's Counsel
  Exhibit E               Form of Assignment and Acceptance
  Exhibit F               Form of Invitation for Competitive Bids
  Exhibit G               Form of Competitive Bid Request
  Exhibit H               Form of Competitive Bid
  Exhibit I-1             Form of Committed Loan Note (Revolving Loans)
  Exhibit I-2             Form of Committed Loan Note (Term Loans)
  Exhibit J               Form of Bid Loan Note
  Exhibit K               Form of Designation Agreement

                               CREDIT AGREEMENT


      This CREDIT AGREEMENT is entered into as of May 10, 1996, among WILLAMETTE INDUSTRIES, INC., an Oregon corporation (the "Company"), the several financial institutions from time to time party to this Agreement (individually, a "Bank," and collectively, the "Banks"), ABN AMRO BANK N.V., MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONSBANK, N.A. and WACHOVIA BANK OF GEORGIA, N.A., as co-agents, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks.

      WHEREAS, the Banks have agreed to make available to the Company a term loan facility, and a revolving credit and bid loan facility, upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings:

            "Absolute Rate" has the meaning specified in subsection 2.06(c)(ii)(D).

            "Absolute Rate Auction" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.06.

            "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

            "Acquisition" means the acquisition by the Company of certain timberlands and other assets in the United States from Hanson Natural Resources Company, a Delaware general partnership, Cavenham Energy Resources Inc., a Delaware corporation, and Cavenham Forest Industries Inc., a Delaware corporation.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "Agent" means BofA in its capacity as agent for the Banks and the Designated Bidders hereunder, and any successor agent arising under
      Section 9.09.

            "Agent-Related Persons" means (i) BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and (ii) the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

            "Agreement" means this Credit Agreement.

            "Applicable Fee Amount" means with respect to the Facility Fee, the amount set forth opposite the indicated Level below the heading "Facility Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

            "Applicable Margin" means (i) with respect to Base Rate Committed Loans, 0%; and (ii) with respect to Offshore Rate Committed Loans, the amount set forth opposite the indicated Level below the heading "Revolving Loan LIBO Rate Spread" or "Term Loan LIBO Rate Spread," as applicable, in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I.

            "Arranger" means BA Securities, Inc., a Delaware corporation.

            "Assignee" has the meaning specified in subsection 10.08(a).

            "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

            "Bank" has the meaning specified in the introductory clause hereto.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

            Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Committed Loan" means a Committed Loan that bears interest based on the Base Rate.

            "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Bid Loan Banks or Designated Bidders.

            "Bid Loan" means a Loan by a Bid Loan Bank or a Designated Bidder to the Company under Section 2.05, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

            "Bid Loan Bank" means each Bank specified in a written notice from the Company to the Agent (which, in the case of the first such notice, must be given at least five Business Days prior to the first Competitive Bid Request hereunder) unless such Bank has since been specified by the Company as no longer being a Bid Loan Bank in a written notice to the Agent; provided that (i) the addition or removal of a Bid Loan Bank shall not take effect until five Business Days following the Agent's receipt of written notice thereof, (ii) the number of Bid Loan Banks at any time (exclusive of any Bid Loan Bank which has since been specified by the Company as no longer being a Bid Loan Bank in a written notice to the Agent but which still has Bid loans outstanding) may not be less than ten, and (iii) Bid Loan Banks may be added or removed only on one day in each calendar month; and provided, further, that the Company may not give notice adding or removing Bid Loan Banks during a LIBOR Auction or an Absolute Rate Auction. Subject to the foregoing, Bid Loan Banks may be selected, added or removed hereunder in the Company's discretion. As used herein, the term "Bid Loan Bank" shall include any Bank which was previously specified as a Bid Loan Bank and then specified as no longer being a Bid Loan Bank but still has Bid Loans outstanding. The Agent will promptly notify the Banks of any notice from the Company selecting, adding or removing Bid Loan Banks.

            "Bid Loan Note" has the meaning specified in Section 2.02.

            "BofA" means Bank of America National Trust and Savings Association, a national banking association.

            "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks or (in the case of Bid Borrowings) Designated Bidders under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Base Rate Committed Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Committed Borrowing occurs under Section 2.03 or a Bid Borrowing occurs under Section 2.06.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capital Expenditures" means, for any period, expenditures (including the aggregate amount of any capital lease obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or to construct fixed assets, plant and equipment during such period as determined in accordance with GAAP; provided, however, that Capital Expenditures shall exclude expenditures to make the Acquisition, or any other acquisition of substantially all of the capital stock of or other equity interests in any Person, or substantially all of the assets of any Person or any division, business unit or line of business of any Person, to the extent funded by Loans hereunder ("Excluded Capital Expenditures").

            "Capitalization", on any date, means the sum of (i) Consolidated Funded Debt plus (ii) Net Worth on such date.

            "Change of Control" means (i) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall acquire beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after the Effective Date, individuals who at the beginning of such 12 month period were directors of the Company shall cease for any reason to constitute a majority of the Board of Directors of the Company and the Persons replacing such individuals shall not have been nominated by the Board of Directors of the Company.

            "Closing Date" means the date of the initial funding of any Loan hereunder.

            "Co-Agent" means each of ABN AMRO Bank N.V., Morgan Guaranty Trust Company of New York, Nationsbank, N.A. and Wachovia Bank of Georgia, N.A., in its capacity as co-agent hereunder.

            "Code" means the Internal Revenue Code of 1986.

            "Commitment" means, for each Bank, the sum of its Revolving Commitment and Term Commitment.

            "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

            "Committed Loan" means a Term Loan or a Revolving Loan made by a Bank to the Company under Section 2.01.

            "Committed Loan Note" has the meaning specified in Section 2.02.

            "Competitive Bid" means an offer by a Bid Loan Bank or a Designated Bidder to make a Bid Loan in accordance with subsection 2.06(c).

            "Competitive Bid Request" has the meaning specified in subsection 2.06(a).

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Consolidated EBITDA" means, for any period, net income for such period, plus Consolidated Interest Expense for such period, plus income tax expense for such period, plus depreciation expense, amortization expense and other non-cash expenses for such period, of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

            "Consolidated Funded Debt" means, as of any date of determination, all Indebtedness of the Company and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP.

            "Consolidated Gross Interest Expense" means, for any period, interest expense of the Company and its Subsidiaries for such period, plus interest of the Company and its Subsidiaries capitalized during such period, in each case on a consolidated basis and as determined in accordance with GAAP.

            "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA, minus Capital Expenditures, for such period, to (ii) Consolidated Gross Interest Expense for such period.

            "Consolidated Interest Expense" means, for any period, interest expense of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

            "Consolidated Net Tangible Assets" means the aggregate amount of assets of the Company and its Subsidiaries (minus applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities other than deferred income taxes, Consolidated Funded Debt and shareholders' equity and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Subsidiaries, on a consolidated basis and determined in accordance with GAAP.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
      Section 2.04, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

            "Debt Rating" means the rating of the Company's senior unsecured long-term debt by each of S&P and Moody's.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Designated Bidder" means an Affiliate of a Bid Loan Bank that is an entity described in clause (c)(i) or (ii) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to
      Section 10.09.

            "Designation Agreement" means a designation agreement entered into by a Bank and a Designated Bidder and accepted by the Agent, in substantially the form of Exhibit K.

            "Disposition" means the sale, lease, conveyance or other disposition of property or assets, other than sales or other dispositions expressly permitted under subsections 7.03(a) through 7.03(f).

            "Dollars", "dollars" and "$" each mean lawful money of the United States.

            "Effective Date" means May 10, 1996, the date as of which this Agreement has been executed and delivered by the parties hereto.

            "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the United States; and
      (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law.

            "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Event of Default" means any of the events or circumstances specified in Section 8.01.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Facility Fee" has the meaning specified in subsection 2.12(c).

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection 2.12(a).

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.03.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments (in the case of letters of credit, whether or not drawn); (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net liabilities of such Person under all Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all guaranties and other direct and indirect liabilities of any Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

            "Indemnified Liabilities" has the meaning specified in Section
      10.05.

            "Indemnified Person" has the meaning specified in Section 10.05.

            "Independent Auditor" has the meaning specified in subsection
      6.01(a).

            "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

            "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Interest Payment Date" means, as to any Loan other than a Base Rate Committed Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Committed Loan, the last Business Day of each calendar quarter and each date such Base Rate Committed Loan is converted into another Type of Committed Loan; provided, however, that
      (a) if any Interest Period for an Offshore Rate Committed Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Bank or Designated Bidder in the applicable Competitive Bid shall also be Interest Payment Dates.

            "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 14 days and not more than 365 days (366 days in leap years) as selected by the Company in the applicable Competitive Bid Request;

      provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) no Interest Period for any Term Loan shall extend beyond the Term Maturity Date, and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                  (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Committed Loans and by Offshore Rate Committed Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

            "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit F.

            "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Lending Office" means (i), as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02; (ii), as to any Designated Bidder, the office or offices of such Designated Bidder specified as its "Lending Office" or "Lending Offices" in its Designation Agreement; and (iii) such other office or offices as such Bank or Designated Bidder may from time to time notify the Company and the Agent.

            "LIBO Rate" for any Interest Period, with respect to each LIBOR Bid Loan in any Bid Borrowing or an Offshore Rate Committed Loan, means:

            (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on Telerate display page 3750 (or such other display on the Telerate System as may replace such page) for Dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans and with respect to each LIBOR Bid Loan in the applicable Bid Borrowing, such LIBOR Bid Loan to be borrowed in such Bid Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or

            (ii) if for any reason rates are not available as provided in the preceding clause (i) of this definition, the "LIBO Rate" instead means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans and with respect to each LIBOR Bid Loan in the applicable Bid Borrowing, such LIBOR Bid Loan to be borrowed in such Bid Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "LIBOR Auction" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.06.

            "LIBOR Bid Loan" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

            "LIBOR Bid Margin" has the meaning specified in subsection 2.06(c)(ii)(C).

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement for security purposes, lien (statutory or other) or other security interest or encumbrance of any kind or nature in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

            "Loan" means an extension of credit by a Bank or a Designated Bidder to the Company under Article II, and may be a Committed Loan (including any Revolving Loan or Term Loan) or a Bid Loan.

            "Loan Documents" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Bank or Designated Bidder in connection herewith.

            "Majority Banks" means (a) Banks holding more than 66-2/3% of the Commitments, or (b) if the Commitments have been terminated, Banks holding more than 66-2/3% of the then aggregate unpaid principal amount of the Loans. For purposes of this definition, each Bank shall be deemed to hold all outstanding Bid Loans of such Bank's Designated Bidders.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Net Issuance Proceeds" means, as to any incurrence, issuance or sale of Indebtedness of the type referred to in clause (a) and clause
      (d) of the definition of Indebtedness herein, or any issuance or sale of equity, by any Person, cash proceeds received or receivable by such Person in connection therewith, net of commissions, fees and other reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person; provided that the following shall not be deemed Net Issuance Proceeds hereunder: (i) any incurrence of any such Indebtedness by any Subsidiary from the Company or any other Subsidiary, or any issuance or sale of equity securities by any Subsidiary to the Company or any other Subsidiary; (ii) any issuance or sale of equity securities pursuant to any stock option plan or employee benefit or compensation plan;
      (iii) any such Indebtedness incurred pursuant to this Agreement;
      (iv) any such Indebtedness in connection with commercial paper notes or other short term Indebtedness to the extent that unutilized Revolving Commitments hereunder constitute credit support with respect thereto;
      (v) any such Indebtedness incurred in connection with any extension, renewal, refinancing or replacement of any existing Indebtedness (to the extent that the aggregate principal amount of such Indebtedness is not increased in connection therewith); and (vi) any such Indebtedness in connection with any industrial revenue bond issuance.

            "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash and cash equivalents as and when received by such Person (including such proceeds subsequently received in respect of noncash consideration initially received and amounts initially placed in escrow that subsequently become available), net of: (A) the direct costs relating to such Disposition (excluding amounts payable to such Person or any Affiliate of such Person), (B) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and
      (C) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition; provided that, if no Default or Event of Default exists hereunder, any such proceeds shall not be considered Net Proceeds to the extent that such proceeds are placed in an escrow account promptly upon the receipt thereof and within 180 days after receipt of such proceeds, such proceeds are applied to the replacement of all or any part of the assets in respect of which such cash proceeds were received, it being understood that any portion of such proceeds that has not been so used within such 180 day period shall be deemed to be Net Proceeds for purposes hereof.

            "Net Worth" means, as of any date, the sum of the capital stock and additional paid in capital plus retained earnings (or minus accumulated deficits) of the Company and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP.

            "Notes" means the Committed Loan Notes and the Bid Loan Notes.

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, Designated Bidder, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate Committed Loan" means any Committed Loan that bears interest based on the LIBO Rate.

            "Offshore Rate Loan" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

            "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participant" has the meaning specified in subsection 10.08(d).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Liens" has the meaning specified in Section 7.01.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or any other entity of whatever nature.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks. The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 2.01 under the heading "Pro Rata Share."

            "Replacement Bank" has the meaning specified in Section 3.08.

            "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer, the chief financial officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the corporate controller, or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

            "Revolving Commitment", as to each Bank, has the meaning specified in subsection 2.01(b).

            "Revolving Loan" has the meaning specified in subsection 2.01(b).

            "Revolving Termination Date" means the earlier to occur of:

                  (a)   May 15, 2001; and

                  (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "S&P" means Standard & Poor's Ratings Group.

            "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Target Business Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the financial condition, economic value or business prospects of the assets and business to be acquired by the Company in connection with the Acquisition.

            "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by each jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

            "Term Commitment," as to each Bank, has the meaning specified in subsection 2.01(a).

            "Term Loan" has the meaning specified in subsection 2.01(a).

            "Term Maturity Date" means May 15, 1998.

            "Type" means, as to any Committed Loan, its nature as an Offshore Rate Committed Loan or a Base Rate Committed Loan.

            "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA), over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

            "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

      1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Company and the other parties, have been reviewed by counsel to the Agent, the Company and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

      1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that, if GAAP shall have been modified after the Effective Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the covenants set forth in Article VII), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Banks and the Company shall have agreed upon the terms of the application of such modified GAAP.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDITS

      2.01 Amounts and Terms of Commitments. (a) The Term Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term Loan") on the Closing Date in an amount not to exceed the amount set forth opposite such Bank's name on
Schedule 2.01 under the heading "Term Commitment" (such amount, such Bank's "Term Commitment"). Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed.

            (b) The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 2.01 under the heading "Revolving Commitment" (such amount, as the same may be reduced under Section 2.07 or reduced or increased as a result of one or more assignments under Section 10.08, such Bank's "Revolving Commitment"); provided, however, that, after giving effect to any Committed Borrowing of Revolving Loans, (i) the aggregate principal amount of all Revolving Loans outstanding at such time plus the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Revolving Commitments, and (ii) the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all Term Loans outstanding at such time plus the aggregate principal amount of all Bid Loans outstanding, shall not at any time exceed the combined Commitments. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under Section 2.08 and reborrow under this subsection 2.01(b).

      2.02 Loan Accounts. (a) The Loans made by each Bank or Designated Bidder shall be evidenced by one or more loan accounts or records maintained by such Bank or Designated Bidder in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank or Designated Bidder shall be rebuttable presumptive evidence of the amount of the Loans made by the Banks and Designated Bidders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank made through the Agent, the Committed Loans made by such Bank may be evidenced by one or more promissory notes of the Company, substantially in the form of Exhibit I-1 and
Exhibit I-2, with appropriate insertions ("Committed Loan Notes"), and upon the request of any Bank or Designated Bidder made through the Agent the Bid Loans made by such Bank or Designated Bidder may be evidenced by one or more promissory notes of the Company, substantially in the form of Exhibit J, with appropriate insertions ("Bid Loan Notes"), instead of or in addition to loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank and Designated Bidder is irrevocably authorized by the Company to endorse its Note(s) and each Bank's or Designated Bidder's record shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank or Designated Bidder.

      2.03 Procedure for Committed Borrowing. (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Committed Loans, specifying:

                        (A)   the amount of the Committed Borrowing, which
            (1) in the case of Base Rate Committed Loans, shall be in an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof and (2) in the case of Offshore Rate Committed Loans, shall be in an aggregate minimum amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof;

                        (B) in the case of the initial Committed Borrowing, whether Term Loans only or Revolving Loans and Term Loans are requested and in the latter case the respective amounts thereof;

                        (C) the requested Borrowing Date, which shall be a Business Day;

                        (D) the Type of Loans comprising the Committed Borrowing; and

                        (E) the duration of the Interest Period applicable to Offshore Rate Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the Committed Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 9:00 a.m. (San Francisco time) (1) three Business Days prior to the Closing Date for Offshore Rate Committed Loans, and (2) one Business Day before the Closing Date for Base Rate Committed Loans.

            (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

            (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent.
If, on such proposed Borrowing Date, all applicable conditions to funding referenced in Article IV are satisfied, the proceeds of all such Committed Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

            (d) After giving effect to any Committed Borrowing, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

      2.04  Conversion and Continuation Elections for Committed Borrowings.
(a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Committed Loans (or any part thereof (1), in the case of Base Rate Committed Loans, in an aggregate amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof and (2), in the case of Offshore Rate Committed Loans, in an aggregate amount not less than $10,000,000, or that is an integral multiple of $1,000,000 in excess thereof, into Committed Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Committed Loans shall automatically convert into Base Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as Offshore Rate Committed Loans shall terminate.

            (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Committed Loans, specifying:

                        (A)   the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Committed Loans to be continued;

                        (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

                        (D) in the case of conversions into Offshore Committed Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Base Rate Committed Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans held by each Bank with respect to which the notice was given.

            (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

            (f) After giving effect to any conversion or continuation of Committed Loans, unless the Agent shall otherwise consent, there may not be more than ten different Interest Periods in effect in respect of all Committed Loans and Bid Loans together then outstanding.

      2.05  Bid Borrowings.  In addition to Committed Borrowings pursuant to
Section 2.03, each Bid Loan Bank severally agrees that the Company may, as set forth in Section 2.06, from time to time request the Bid Loan Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Bid Loan Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers, and any Bid Loan Bank may designate one or more Designated Bidders to make such offers from time to time and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Bid Loan Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, exceed the combined Commitments; (b) the outstanding aggregate principal amount of all Bid Loans made by all Bid Loan Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Revolving Loans made by all Banks, exceed the combined Revolving Commitments; or (c) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Committed Loans then outstanding, exceed ten.

      2.06 Procedure for Bid Borrowings. (a) When the Company wishes to request the Bid Loan Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit G (a "Competitive Bid Request") so as to be received no later than 7:00 a.m. (San Francisco time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

                  (i) the date of such Bid Borrowing, which shall be a Business Day;

                  (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof;

                  (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

                  (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.06(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

            (b) Upon receipt of a Competitive Bid Request, the Agent will promptly send to the Bid Loan Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by the Company to each Bid Loan Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.06.

            (c)   (i)   Each Bid Loan Bank and Designated Bidder may at
      its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.06(c) and must be submitted to the Agent by facsimile transmission at the Agent's office for notices set forth on Schedule 10.02 not later than (A) 6:30 a.m. (San Francisco time) three Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction or (B) 6:30 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction; provided that Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bid Loan Bank or Designated Bidder may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than (A) 6:15 a.m. (San Francisco time) three Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction or (B) 6:15 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction.

                  (ii) Each Competitive Bid shall be in substantially the form of Exhibit H, specifying therein:

                        (A)  the proposed Borrowing Date;

                        (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Commitment of the quoting Bid Loan Bank or the quoting Designated Bidder's affiliated Bid Loan Bank,
            (y) must be $5,000,000 or in integral multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                        (C) in case the Company elects a LIBOR Auction, the margin above or below the LIBO Rate (the "LIBOR Bid Margin") offered for each such Bid Loan, expressed in multiples of 1/1000th of one basis point to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                        (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum expressed in multiples of 1/1000th of one basis point (the "Absolute Rate") offered for each such Bid Loan and the Interest Period applicable thereto; and

                        (E) the identity of the quoting Bid Loan Bank or Designated Bidder.

      A Competitive Bid may contain up to three separate offers by the quoting Bid Loan Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                  (iii)  Any Competitive Bid shall be disregarded if it:

                        (A)  is not substantially in conformity with
            Exhibit H or does not specify all of the information required by subsection (c)(ii) of this Section;

                        (B) contains qualifying, conditional or similar language;

                        (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids; or

                        (D)  arrives after the time set forth in
            subsection (c)(i).

            (d) Promptly on receipt and not later than 7:00 a.m. (San Francisco time) three Business Days prior to the proposed Borrowing Date in the case of a LIBOR Auction, or 7:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Bid Loan Bank or Designated Bidder that is in accordance with subsection 2.06(c), and
(ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Bid Loan Bank or Designated Bidder with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.06(c). The Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and LIBOR Bid Margins or Absolute Rates, as the case may be, so offered. Subject only to the provisions of Sections 3.02,
3.05 and 4.02 hereof and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Agent given on the written instructions of the Company.

            (e) Not later than 7:30 a.m. (San Francisco time) three Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction, or 7:30 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Company shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.06(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                  (i)  the aggregate principal amount of each Bid
      Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                  (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any integral multiple of $1,000,000 in excess thereof;

                  (iii) acceptance of offers may only be made on the basis of ascending LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

                  (iv) the Company may not accept any offer that is described in subsection 2.06(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

            (f) If offers are made by two or more Bid Loan Banks or Designated Bidders with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Bid Loan Banks or Designated Bidders as nearly as possible (in such multiples, not less than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

            (g) (i) The Agent will promptly notify each Bid Loan Bank or Designated Bidder having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                  (ii) Each Bid Loan Bank or Designated Bidder, which has received notice pursuant to subsection 2.06(g)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Agent for the account of the Company at the Agent's Payment Office, by 11:00 a.m. (San Francisco time), on such date of Bid Borrowing, in funds immediately available to the Agent for the account of the Company at the Agent's Payment Office. If, on or prior to the proposed date of the Bid Borrowing, all applicable conditions to funding referenced in
      Article IV are satisfied, the proceeds of all such Bid Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

                  (iii) Promptly following each Bid Borrowing, the Agent shall notify each Bank and Designated Bidder of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                  (iv) From time to time, the Company and the Bid Loan Banks and Designated Bidders shall furnish such information to the Agent as the Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

            (h) Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Bid Loan Banks or Designated Bidders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Bid Loan Banks or Designated Bidders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

      2.07 Termination or Reduction of Commitments. (a) Term Commitments. If on the Closing Date the aggregate Term Commitments shall exceed the outstanding principal amount of the Term Loans made, such unused portion of the Term Commitments shall automatically terminate on the Closing Date.

            (b) Revolving Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $25,000,000 or any integral multiple of $5,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, the then-outstanding principal amount of the Revolving and Bid Loans would exceed the amount of the combined Revolving Commitments then in effect. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Bank according to its Pro Rata Share. All of the accrued Facility Fee to, but not including, the effective date of any reduction or termination of the Revolving Commitments, shall be paid on the effective date of such reduction or termination.

      2.08 Optional Prepayments. (a) Committed Loans. Subject to Section 3.04, the Company may, at any time or from time to time, upon notice to the Agent given not later than 9:00 a.m. (San Francisco time), at least three Business Days prior to the proposed prepayment date (in the case of Offshore Rate Committed Loans), and at least one Business Day prior to the proposed prepayment date (in the case of Base Rate Committed Loans), ratably prepay Committed Loans in whole or in part, in minimum amounts of $10,000,000 or any integral multiple of $1,000,000 in excess thereof. Such notice of prepayment shall be irrevocable and shall specify the date and amount of such prepayment, whether such prepayment of Committed Loans is of Term Loans or Revolving Loans (or a combination thereof), and the Type(s) of Committed Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

            (b)   Bid Loans.  Bid Loans may not be voluntarily prepaid.

      2.09 Mandatory Prepayments. (a) Asset Dispositions. If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition involving an aggregate amount of Net Proceeds of $25,000,000 or more, then (i) the Company shall promptly notify the Agent of such proposed Disposition (including the amount of the estimated Net Proceeds to be received by the Company or such Subsidiary in respect thereof) and of the Company's intent to make a mandatory prepayment of Term Loans hereunder, and
(ii) promptly upon, and in no event later than five days after, receipt by the Company or the Subsidiary of the Net Proceeds of such Disposition, the Company shall prepay Term Loans in an aggregate amount equal to the amount of such Net Proceeds.

            (b) Debt and Equity Issuances. If the Company or any Subsidiary shall incur, issue or sell any Indebtedness of the type referred to in clause
(a) and clause (d) of the definition of Indebtedness herein, or issue or sell new common or preferred equity securities, the Company shall promptly notify the Agent of the estimated Net Issuance Proceeds thereof to be received by the Company or such Subsidiary in respect thereof and of the Company's intent to make a mandatory prepayment of Term Loans hereunder. Promptly upon, and in no event later than five days after, receipt by the Company or such Subsidiary of such Net Issuance Proceeds, the Company shall prepay the Term Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds.

            (c) General. Any prepayments pursuant to this Section 2.09 shall be applied first to any Term Loans consisting of Base Rate Committed Loans then outstanding and then to Term Loans consisting of Offshore Rate Committed Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Committed Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, so long as no Default or Event of Default exists, place any amounts which it would otherwise be required to use to prepay Offshore Rate Committed Loans on a day other than the last day of the Interest Period therefor in an interest-bearing escrow account with one of the Banks until the end of such Interest Period at which time such escrowed amounts shall be applied to prepay such Offshore Rate Loans. In connection with any prepayment under this Section 2.09, the Company shall deliver to the Agent on or before the date of the prepayment a certificate of a Responsible Officer setting forth in reasonable detail the calculation of the amount of the prepayment and the facts and circumstances giving rise to the applicable prepayment event. The Agent will promptly notify each Bank of its receipt of any notice from the Company under this Section 2.09, any information provided by the Company in connection with the prepayment and such Bank's Pro Rata Share of any prepayment. The Company shall pay, together with each prepayment under this
Section 2.09, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04.

      2.10 Repayment. (a) Term Loans. The Company shall repay to the Banks in full on the Term Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

            (b) Revolving Loans. The Company shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

            (c) Bid Loans. The Company shall repay to each Bid Loan Bank or Designated Bidder, as the case may be, that makes any Bid Loan in full the principal amount of such Bid Loan on the last day of the relevant Interest Period for such Bid Loan.

      2.11 Interest. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin or at the Absolute Rate, as the case may be.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.08 or 2.09 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default under subsection 8.01(a), (f) or (g) exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum equal to (i) in the case of any Committed Loans, the sum of 2% per annum plus the applicable LIBO Rate or Base Rate, as the case may be, and the Applicable Margin then in effect for such Committed Loans, (ii) in the case of any Bid Loans, the sum of 2% per annum plus the rate of interest otherwise payable in respect of such Bid Loans, and (iii) in the case of any other Obligations, the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank or Designated Bidder, and in such event the Company shall pay such Bank or Designated Bidder interest at the highest rate permitted by applicable law.

      2.12 Fees. (a) Arrangement and Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement (the "Fee Letter") between the Company and the Arranger and Agent dated January 24, 1996, as amended.

            (b) Bid Auction Fee. The Company shall pay to the Agent, for the Agent's own account, a bid auction fee in the amount set forth in the Fee Letter, each time the Company requests the Bid Loan Banks to submit offers to make Bid Loans.

            (c) Facility Fee. The Company shall pay to the Agent for the account of each Bank a facility fee (the "Facility Fee") on the amount of such Bank's Revolving Commitment (without regard to usage), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, based upon the average daily amount of such Bank's Revolving Commitment for that quarter, as calculated by the Agent, at a rate per annum equal to the Applicable Fee Amount. The Facility Fee shall accrue from the earlier to occur of
(i) May 15, 1996, and (ii) the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on the first such date to occur after the Closing Date through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of the Revolving Commitments under Section 2.07, accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Facility Fee provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

      2.13 Computation of Fees and Interest. (a) All computations of interest for Base Rate Committed Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company, the Banks and the Designated Bidders in the absence of manifest error. The Agent will, at the request of the Company or any Bank or Designated Bidder, deliver to the Company or such Bank or Designated Bidder, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

            (c) If the Applicable Margin or Applicable Fee Amount is increased or reduced with respect to any period for which the Company has already paid interest or Facility Fee, the Agent shall recalculate the additional interest or Facility Fee due from or to the Company and shall, within 15 Business Days, give the Company and the Banks notice of such recalculation.

                  (i) Any additional interest or Facility Fee due from the Company shall be paid to the Agent for the account of the Banks on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Facility Fee shall be paid promptly after receipt of written request for payment from the Agent.

                  (ii) Any interest or Facility Fee refund due to the Company shall be credited against payments otherwise due from the Company on the next interest or fee payment due date or, if the Loans have been repaid and the Banks are no longer committed to lend under this Agreement, the Banks shall pay the Agent for the account of the Company such interest or Facility Fee refund not later than five Business Days after written notice from the Agent to the Banks.

      2.14 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks and Designated Bidders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank (or Designated Bidder) its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks or Designated Bidders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Company has not made such payment in full to the Agent, each Bank or Designated Bidder shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

      2.15  Payments by the Banks and Designated Bidders to the Agent.
(a) Unless the Agent receives notice from a Bank or Designated Bidder, as the case may be, on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank or Designated Bidder will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's or Designated Bidder's Loan, the Agent may assume that such Bank or Designated Bidder has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank or Designated Bidder shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank or Designated Bidder shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank or Designated Bidder with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's or Designated Bidder's Loan on the Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank or Designated Bidder to make any Loan on any Borrowing Date shall not relieve any other Bank or Designated Bidder of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank or Designated Bidder shall be responsible for the failure of any other Bank or Designated Bidder to make the Loan to be made by such other Bank or Designated Bidder on any Borrowing Date.

      2.16 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank or Designated Bidder shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) of (i) payments in respect of the Committed Loans obtained by all the Banks, or (ii) payments in respect of Bid Loans having the same Borrowing Date, Interest Payment Date and maturity date, such Bank or Designated Bidder shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks and, if applicable, Designated Bidders, such participations in the Committed Loans or Bid Loans, as applicable, made by them as shall be necessary to cause such purchasing Bank or Designated Bidder to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank or Designated Bidder, such purchase shall to that extent be rescinded and each other Bank or Designated Bidder shall repay to the purchasing Bank or Designated Bidder the purchase price paid therefor, together with an amount equal to such paying Bank's or Designated Bidder's ratable share (according to the proportion of (i) the amount of such paying Bank's or Designated Bidder's required repayment to (ii) the total amount so recovered from the purchasing Bank or Designated Bidder) of any interest or other amount paid or payable by the purchasing Bank or Designated Bidder in respect of the total amount so recovered. The Company agrees that any Bank or Designated Bidder so purchasing a participation from another Bank or Designated Bidder may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.11) with respect to such participation as fully as if such Bank or Designated Bidder were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be rebuttably presumed to be correct) of participations purchased under this Section and will in each case notify the Banks and, if applicable, Designated Bidders, following any such purchases or repayments.


                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes. (a) Any and all payments by the Company to each Bank, Designated Bidder, or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank, Designated Bidder or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank, Designated Bidder or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii) the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to each Bank or Designated Bidder, or the Agent for the account of such Bank or Designated Bidder, at the time interest is paid, Further Taxes in the amount that the respective Bank or Designated Bidder specifies as necessary to preserve the after-tax yield such Bank or Designated Bidder would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) The Company agrees to indemnify and hold harmless each Bank, each Designated Bidder and the Agent for the full amount of (i) Taxes,
(ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank or Designated Bidder specifies as necessary to preserve the after-tax yield such Bank or Designated Bidder would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank, such Designated Bidder or the Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank, each Designated Bidder or the Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to such Bank, such Designated Bidder or the Agent.

            (e) If the Company is required to pay any amount to any Bank or Designated Bidder pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

      3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office, or such Bank's Designated Bidders in the case of LIBOR Bid Loans, to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank or Designated Bidder to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's or Designated Bidder's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until such Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful for such Bank or such Bank's Designated Bidders to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of such Bank (or of its Designated Bidders) then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if such Bank or any such Designated Bidder may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank or any such Designated Bidder may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required so to prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Committed Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Base Rate Committed Loans.

            (d) Before giving any notice to the Agent under this Section, the affected Bank or Designated Bidder shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank or Designated Bidder, be illegal or otherwise disadvantageous to such Bank or Designated Bidder.

      3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Committed Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b)   If any Bank or Designated Bidder shall have determined that
(i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank or Designated Bidder (or its Lending Office) or any corporation controlling such Bank or Designated Bidder with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or Designated Bidder or any corporation controlling such Bank or Designated Bidder and (taking into consideration such Bank's, such Designated Bidder's or such corporation's policies with respect to capital adequacy and such Bank's or Designated Bidder's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Bank or Designated Bidder to the Company through the Agent, the Company shall pay to such Bank or Designated Bidder, as the case may be, from time to time as specified by such Bank or Designated Bidder, such additional amounts as are sufficient to compensate such Bank or Designated Bidder for such increase.

      3.04 Funding Losses. The Company shall reimburse each Bank and each Designated Bidder, and hold each Bank and each Designated Bidder harmless from, any, loss or expense which such Bank or such Designated Bidder may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.08 or 2.09;

            (d) the prepayment (including pursuant to Section 2.08, 2.09 or 3.02(b)) or other payment (including after acceleration thereof) of any Offshore Rate Loan or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the conversion under Section 2.04 of any Offshore Rate Committed Loan to a Base Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

      3.05 Inability to Determine Rates. If the Agent or the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed borrowing of Offshore Rate Loans, or conversion into or continuation of Offshore Rate Committed Loans, or that the LIBO Rate applicable pursuant to subsection 2.11(a) for any requested Interest Period with respect to a borrowing of Offshore Rate Loans, or a conversion into or continuation of Offshore Rate Committed Loans, does not adequately and fairly reflect the cost to the Banks of funding such Loans, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it with respect to such Offshore Rate Committed Loans. If the Company does not revoke such notice as to any proposed Offshore Rate Committed Loans, the Banks shall make, convert or continue any such Offshore Rate Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Offshore Rate Committed Loans shall be made, converted or continued as Base Rate Committed Loans instead of Offshore Rate Committed Loans. Any outstanding Competitive Bid Request for LIBOR Bid Loans or notice of acceptance by the Company of any Competitive Bids for LIBOR Bid Loans will be deemed automatically revoked.

      3.06 Reserves on Offshore Rate Committed Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Offshore Rate Committed Loan equal to the actual costs of such reserves allocated to such Offshore Rate Committed Loan by the Bank (as determined by the Bank in good faith, which determination shall be rebuttable presumptive evidence of the accuracy of such determination), payable on each date on which interest is payable on such Committed Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

      3.07 Certificates of Banks. Any Bank or Designated Bidder claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Bank or Designated Bidder hereunder and such certificate shall be rebuttable presumptive evidence of the accuracy of such determination. If any Bank or Designated Bidder fails to notify the Company that such Bank or Designated Bidder intends to claim any such reimbursement or compensation in respect of a claim under Section 3.03, 3.04 or 3.06 within six months after such Bank or Designated Bidder has, or with reasonable diligence should have, knowledge of its claim therefor, the Company shall not be obligated to compensate such Bank or Designated Bidder for the amount of such Bank's or Designated Bidder's claim accruing prior to the date which is six months before the date on which such Bank or Designated Bidder first notifies the Company that it intends to make such claim; it being understood that the calculation of the actual amounts may not be possible within such period and that such Bank or Designated Bidder may provide such calculation as soon as reasonably practicable thereafter without affecting or limiting the Company's payment obligations hereunder.

      3.08 Substitution of Banks. Upon the receipt by the Company from any Bank or Designated Bidder (an "Affected Bank") of a claim for payment or compensation under Section 3.01 or 3.02 that the Company deems to be material or a notice under Section 3.03, the Company may at its expense (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment, or (ii) designate a replacement bank to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"). Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

      3.09  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

      4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

            (a) Credit Agreement and Notes. This Agreement executed by each party thereto, and Notes executed by the Company for the Banks requesting Notes;

            (b)   Resolutions; Incumbency.

                  (A) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company; and

                  (B) A certificate of the Secretary or Assistant Secretary of the Company, dated the Effective Date, certifying the names, titles and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents:

                  (i) the articles or certificate of incorporation of the Company as in effect on the Effective Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the Company's state of incorporation as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Effective Date and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date; and

                  (ii) a certificate of existence for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation as of a recent date, together with a bring-down certificate by facsimile, dated the Effective Date or not more than one Business Day prior thereto;

            (d)   Legal Opinions.

                  (i) an opinion of Miller, Nash, Wiener, Hager & Carlsen, counsel to the Company, dated the Closing Date, and addressed to the Agent and the Banks, substantially in the form of Exhibit D; and

                  (ii)  a favorable opinion of Brobeck, Phleger &
      Harrison LLP, special counsel to the Agent, dated the Closing Date;

            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable as of the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA), including any such costs, fees and expenses arising under or referenced in Sections 2.12 and 10.04;

            (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating:

                  (i)  that the representations and warranties contained in
      Article V are true and correct on and as of such date, as though made on and as of such date;

                  (ii) that no Default or Event of Default exists or would result from the initial Borrowing;

                  (iii)  the Debt Ratings, as of such date; and

                  (iv) that there has occurred since December 31, 1995, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect or, to the best knowledge of the Company, a Target Business Material Adverse Effect;

            (g) Acquisition. A certificate of a Responsible Officer, dated as of the Closing Date, stating that all material conditions precedent to the consummation of the Acquisition shall have been fulfilled in all material respects, including approval by the Board of Directors of the Company (other than any conditions relating to the closing of the transactions contemplated by this Agreement or otherwise relating to the funding of the purchase price payment owing with respect to the Acquisition);

            (h) Approvals and Consents. A certificate of a Responsible Officer, dated as of the Closing Date, stating that all approvals and consents necessary or advisable in connection with the Acquisition have been duly obtained or made and remain in effect, with all applicable waiting periods having expired or having been terminated without any action having been taken by any Person or Governmental Authority to enjoin, restrict or prevent the consummation of the Acquisition or otherwise to impose any materially adverse conditions upon the consummation of the Acquisition or on the operations of the Company and its Subsidiaries after the consummation of the Acquisition;

            (i) No Litigation. A certificate of a Responsible Officer, dated as of the Closing Date, to the effect that (to the best knowledge of such Responsible Officer) no legal or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, shall be pending by or before any Governmental Authority with respect to the Acquisition or the making of the Loans hereunder that seek to enjoin, restrict or prevent the consummation of the Acquisition or the making of any Loans hereunder or otherwise to impose materially adverse conditions upon the consummation of the Acquisition or the making of any Loans or on the operations of the Company and its Subsidiaries after the Acquisition or that could, if adversely determined, have a Material Adverse Effect or a Target Business Material Adverse Effect;

            (j) Company Financial Statements. The audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending December 31, 1995;

            (k) Pro Forma Financial Statements and Projections. The pro forma financial statements of the Company and its Subsidiaries, assuming the consummation of the Acquisition, for the fiscal year ended December 31, 1995, and projected for the fiscal years 1996 through 2000; and

            (l) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

            Additionally, the obligation of each Bank to make its initial Committed Loan hereunder, and to receive through the Agent the initial Competitive Bid Request, is subject to the further condition that there has occurred no event or circumstance that has resulted or could reasonably be expected to result in a Target Business Material Adverse Effect.

      4.02 Conditions to All Borrowings. The obligation of each Bank to make any Committed Loan to be made by it, and the obligation of any Bid Loan Bank or Designated Bidder to make any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan), is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

            (a) Notice of Borrowing. As to any Committed Loan, the Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.11(a));

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing; and

            (d) No Material Adverse Effect. There has occurred since the end of the most recent fiscal year of the Company, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in this Section 4.02 are satisfied.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.01  Corporate Existence and Power.  The Company and each of its
Subsidiaries:

            (a) is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business, and (ii) to execute, deliver, and perform its obligations under the Loan Documents;

            (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

            (d)   is in compliance with all Requirements of Law;

except, in each case referred to in clause (b)(i), clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is a party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of the Company's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

            (c)   violate any Requirement of Law.

      5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

      5.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.05 Litigation. Except as specifically disclosed in the Company's Form 10K with respect to its fiscal year ending in December 1995, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection 8.01(e).

      5.07 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth in Schedule 5.07, no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
6.10 and Section 7.05. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      5.09 Title to Properties; Liens. (a) The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

            (b) The property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

      5.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1995:

                  (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                  (ii) are complete and accurate in all material respects and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby; and

                  (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof.

            (b) The pro forma financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1995, referred to in subsection 4.01(k) were prepared in accordance with GAAP, are complete and accurate in all material respects and fairly present the pro forma financial condition of the Company and its Subsidiaries as of the date thereof, and the financial projections also referred to in subsection 4.01(k) represent the Company's best estimates and assumptions as to future performance, which the Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

            (c) Since December 31, 1995, there has been no Material Adverse Effect.

            (d) Since December 31, 1995, to the best of the Company's knowledge, there has been no Target Business Material Adverse Effect.

      5.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation, in each case limiting its ability to incur Indebtedness for borrowed money.

      5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, and, to the best knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in any such case, could reasonably be expected to have a Material Adverse Effect.

      5.16 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates, except to the extent the Company and its Subsidiaries maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties.

      5.17 Full Disclosure. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      6.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 1996), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

            (b) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position, the results of operations and the cash flows of the Company and the Subsidiaries.

            As to any information contained in materials furnished pursuant to subsection 6.02(b), the Company shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

      6.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

            (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

      6.03  Notices.  The Company shall promptly notify the Agent and each
Bank:

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                  (i)  an ERISA Event;

                  (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate if such adoption or commencement results in a material increase in total contributions or Unfunded Pension Liability; or

                  (iv)  the adoption of any amendment to a Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

            (d)   of any change in the Company's Debt Ratings.

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      6.04 Preservation of Corporate Existence, Etc. Except as permitted by Sections 7.02 and 7.03, the Company shall, and shall cause each Subsidiary to:

            (a) preserve and maintain in full force and effect its legal existence and good standing under the laws of its state or jurisdiction of incorporation or formation, except (in the case of any Subsidiary) where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.05 Maintenance of Property. The Company shall maintain and preserve, and shall cause each Subsidiary to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 7.02 or Section 7.03.

      6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except to the extent the Company and its Subsidiaries maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of similar size engaged in similar businesses and owning similar properties.

      6.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all its respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

            (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness;

except, in each case referred to in clause (a) or (c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including ERISA and all Environmental Laws), except such as may be contested in good faith or as to which a bona fide dispute may exist and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.09 Maintenance of Books and Records; Inspection. The Company shall maintain, and shall cause each Subsidiary to maintain, proper books of record and account in conformity with GAAP consistently applied. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.

      6.10 Use of Proceeds. The Company shall use the proceeds of the Loans to finance the Acquisition, to refinance existing Indebtedness of the Company as of the Closing Date, and for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.


                                  ARTICLE II

                              NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07(a);

            (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty, which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, or if such reserve or other appropriate provision, if any, required by GAAP shall have been made therefor;

            (c) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (e) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $25,000,000;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not in the aggregate materially detract from the value of the properties subject thereto or, in the aggregate, interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

            (g) Liens on assets of Persons which become Subsidiaries of the Company after the date of this Agreement; provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof;

            (h) purchase money security interests on any property acquired or held by the Company or its Subsidiaries securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, and
(ii) such Lien attaches solely to the property so acquired in such transaction and fixed improvements or accessions thereto, if any, then existing or thereafter erected thereon;

            (i) Liens securing obligations in respect of capital leases on assets subject to such leases;

            (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

            (k) Liens on any property or assets of a Subsidiary in favor of the Company or another Subsidiary;

            (l) Liens in connection with leases or subleases in the ordinary course of business;

            (m) customary Liens in connection with documentary letters of credit, provided that such Liens are limited to the goods and documents covered by such letters of credit and proceeds thereof;

            (n) the extension, renewal or replacement of any Lien permitted by subsection 7.01(h) in connection with the extension, renewal or refinancing of the Indebtedness secured thereby, provided that any extension, modification or renewal Lien shall be limited to the property encumbered by the existing Lien and the principal amount of such Indebtedness being extended, renewed or refinanced does not increase;

            (o)   Liens in connection with industrial development bonds;

            (p) Liens on assets in connection with pending dispositions of such assets permitted under Section 7.03; and

            (q) consensual Liens securing Indebtedness of the Company and its Subsidiaries not otherwise falling in any of the foregoing subsections so long as the aggregate outstanding amount of such Indebtedness secured by such Liens and any Liens referred to in subsection (e), plus the total net amount of discounted future rental obligations under any lease transactions referred to in Section 7.04, does not exceed 10% of Consolidated Net Tangible Assets.

      7.02 Restrictions on Fundamental Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or acquire all or substantially all of the assets of, any Person, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

            (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Wholly-Owned Subsidiary;

            (c)   pursuant to a disposition of assets permitted by
Section 7.03; and

            (d) any Subsidiary or the Company may acquire all or substantially all of the assets or capital stock and/or other ownership interest of any Person, and the Company may merge with or into any Person; provided that (i) immediately before and after giving effect to any such merger or acquisition no Default shall exist, and (ii) in the case of a merger involving the Company, the Company is the corporation surviving the merger.

      7.03 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

            (c) the lease or sublease of assets by the Company or any Subsidiary in the ordinary course of business;

            (d) the sale of short-term money market investments in the ordinary course of business pursuant to the Company's usual and customary cash management policies and procedures;

            (e) dispositions of assets by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

            (f) exchanges of assets by the Company or any Subsidiary for other assets, in the ordinary course of business, with Persons who are not Affiliates of the Company or such Subsidiary, if (i) the assets to be received in exchange are of an equivalent fair market value to the assets to be exchanged; and (ii) at the time of such exchange, no Default or Event of Default exists or shall result from such exchange;

            (g) any sale of assets (other than in connection with the Acquisition) representing a part of any Person or assets acquired after the Closing Date; provided that such sale occurs within 180 days subsequent to such acquisition and such sale is made in good faith to a Person that is not an Affiliate of the Company or any of its Subsidiaries pursuant to an arm's-length transaction;

            (h)   sale and leaseback transactions permitted by Section 7.04;
and

            (i) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition,
(ii) the aggregate value of all assets so sold by the Company and its Subsidiaries shall not exceed in any fiscal year 10% of Consolidated Net Tangible Assets, and (iii) if any Term Loans are outstanding, the Net Proceeds are paid over to the Agent for the account of the Banks as a prepayment of the Term Loans in accordance with the requirements of Section 2.09; and provided further that at any time that Term Loans are outstanding, dispositions described in this subsection (i) which involve an amount exceeding 10% of Consolidated Net Tangible Assets in any fiscal year will be permitted hereunder if the Net Proceeds are so paid over to the Agent for the account of the Banks as a prepayment of the Term Loans in accordance with the requirements of Section 2.09.

      7.04 Sales and Leasebacks. The Company shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Company or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Company or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or such Subsidiary to any other Person in connection with such lease, unless the total net amount of discounted future rental obligations under any such leases, plus the amount of Indebtedness referred to in subsection 7.01(q) and Liens referred to in subsection 7.01(e), would not together exceed 10% of Consolidated Net Tangible Assets.

      7.05 Use of Proceeds. (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

            (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

      7.06 Interest Coverage Ratio. The Company shall not permit its Consolidated Interest Coverage Ratio, for any period of four consecutive fiscal quarters of the Company, to be less than 1.50 to 1.0, calculated as of the end of such period.

      7.07 Maximum Funded Debt to Capitalization. The Company shall not permit Consolidated Funded Debt to be an amount which exceeds (a) 60% of Capitalization at any time during the period from the date of this Agreement through the earlier of (i) March 31, 1997, and (ii) the repayment in full of the Term Loans, or (b) 55% of Capitalization thereafter, in each case calculated as at the last day of any fiscal quarter.

      7.08 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

      7.09 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $25,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      7.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

      7.11 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary acquired in connection with an acquisition to conform its fiscal year to the Company's.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

      8.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or any amount of interest on any Bid Loan, or (ii) within five days after the same becomes due, any other interest, or any fee or any other amount payable hereunder or under any other Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 7.02, 7.03, 7.05, 7.06 or 7.07; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of the date of its discovery by any elected or appointed officer of the Company or the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

            (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount outstanding of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or
(B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity; or

            (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 45 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $25,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $25,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k)   Change of Control.  There occurs any Change of Control; or

            (l)   Adverse Change.  There occurs a Material Adverse Effect.

      8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a) declare the obligation of each Bank to make any Loans hereunder to be terminated, whereupon such obligation and such Bank's Commitment shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE IX

                                   THE AGENT

      9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks, or when expressly required hereby, all Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date or, if any Borrowing on the Closing Date has been requested, the Bank shall not have made available to the Agent on or prior to the Closing Date the Bank's ratable portion of any Borrowing.

      9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit- worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), in accordance with the Banks' Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent within five days of demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

      9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

      9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest or fees in the first calendar year and before the payment of any interest or fees in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest or fees is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest or fees may be paid under this Agreement; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company owing to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

            (f) Each Bank referred to in subsection (a) represents and warrants to the Company and the Agent that, as of the Effective Date, under currently applicable law and treaties no taxes will be required to be withheld by the Company with respect to any payments to be made to such Bank hereunder or under any Note held by it.

      9.11 Co-Agents; Lead Managers. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X

                                 MISCELLANEOUS

      10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

            (a) at any time that a Default or Event of Default exists, waive any of the conditions contained in Article IV;

            (b) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

            (c) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document (including the date of any mandatory prepayment hereunder);

            (d) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (f) amend this Section, Section 2.16, the definition of "Majority Banks" herein, or any provision herein providing for consent or other action by all Banks or some specified amount of Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

            (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any Designated Bidder or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04  Costs and Expenses.  The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

            (b) pay or reimburse the Agent, the Arranger, each Bank and each Designated Bidder within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank, each Designated Bidder and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of the Acquisition, this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of the Acquisition, this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent, any Designated Bidder or any Bank, or the Agent, any Designated Bidder or any Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, such Designated Bidder or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank and each Designated Bidder severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

      10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

      10.08 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Company and the Agent (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder; provided, however, that (i) no written consent of the Company shall be required during the existence of a Default or an Event of Default; (ii) no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank; and (iii) any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $10,000,000; and provided further, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (C) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

            (b) From and after the date that the Agent notifies the assignor Bank that it has received (and, if required, provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Bank shall not relinquish its rights under Article III or under Sections 10.04 and 10.05 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.

            (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the Company shall execute and deliver to the Agent, any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Bank in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank, if any). Immediately upon payment of the Agent's processing fee due under subsection 10.08(a) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

            (d) Any Bank or Designated Bidder may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "Originator") hereunder and under the other Loan Documents; provided, however, that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section
10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Originator had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank or Designated Bidder (as the case may be) under this Agreement.

            (d) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      10.09 Designated Bidders. Any Bid Loan Bank may designate one or more Designated Bidders to have a right to offer and make Bid Loans pursuant to
Section 2.06; provided, however, that (i) no such Bank may make more than two such designations, (ii) each such Bank making any such designation shall retain the right to make Bid Loans, and (iii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bid Loan Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and such Designated Bidder shall become a party to this Agreement as a "Designated Bidder."

      10.10 Confidentiality. Each Bank and each Designated Bidder agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank or Designated Bidder, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to such Bank or Designated Bidder; provided, however, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, Designated Bidder or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors;
(G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or Designated Bidder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or Designated Bidder or such Affiliate; and (I) to its Affiliates.

      10.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and each Designated Bidder is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of the Company against any and all Obligations owing to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank and each Designated Bidder agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank or Designated Bidder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.12 Notification of Addresses, Lending Offices, Etc. Each Bank and each Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to such Bank or Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Designated Bidders, the Agent, the Agent-Related Persons, and the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      10.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

      10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.
THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks, the Designated Bidders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.


WILLAMETTE INDUSTRIES, INC.



By: /s/ signature

Title:


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent



By:  /s/ signature

Title:


BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as a Bank



By:  /s/ signature

Title:


ABN AMRO BANK N.V.
as a Co-Agent and as a Bank

By:   ABN AMRO North America, Inc.
      as agent



By:  /s/ signature

Title:


By:  /s/ signature

Title:


MORGAN GUARANTY TRUST COMPANY OF NEW YORK as a Co-Agent and as a Bank



By:  /s/ signature

Title:


NATIONSBANK, N.A.
as a Co-Agent and as a Bank



By:  /s/ signature

Title:


WACHOVIA BANK OF GEORGIA, N.A.
as a Co-Agent and as a Bank



By:  /s/ signature

Title:


DEUTSCHE BANK AG, LOS ANGELES BRANCH AND/OR CAYMAN ISLANDS BRANCH as a Lead Manager and as a Bank



By:  /s/ signature

Title:


FIRST INTERSTATE BANK OF OREGON, N.A.
as a Lead Manager and as a Bank



By:  /s/ signature

Title:


MELLON BANK, N.A.
as a Lead Manager and as a Bank



By:  /s/ signature

Title:


PNC BANK, NATIONAL ASSOCIATION
as a Lead Manager and as a Bank



By:  /s/ signature

Title:


ROYAL BANK OF CANADA
as a Lead Manager and as a Bank



By:  /s/ signature

Title:


TORONTO DOMINION (TEXAS), INC.
as a Lead Manager and as a Bank



By:  /s/ signature

Title:


THE BANK OF NEW YORK



By:  /s/ signature

Title:


THE BANK OF NOVA SCOTIA



By:  /s/ signature

Title:


BANQUE PARIBAS



By:  /s/ signature

Title:


By:  /s/ signature

Title:


CREDIT LYONNAIS, NEW YORK BRANCH


By:  /s/ signature

Title:


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
SAN FRANCISCO AGENCY



By:  /s/ signature

Title:


THE NORTHERN TRUST COMPANY



By:  /s/ signature

Title:


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH



By:  /s/ signature

Title:


By:  /s/ signature

Title:


THE SANWA BANK, LIMITED



By:  /s/ signature

Title:


SOCIETE GENERALE



By:  /s/ signature

Title:


UNITED STATES NATIONAL BANK OF OREGON



By:  /s/ signature

Title:


                                            ANNEX I

                                         PRICING GRID


                                                  (Basis points per annum)
            Debt Rating
          [S&P and Moody's                              Revolving
 Level      respectively]                               Loan LIBO         Term Loan
                                      Facility            Rate            LIBO Rate
                                        Fee              Spread             Spread

Level 1       A or above                 7                 13                 20
                 or
              A2 or above

Level 2          A-                      9                 16                 25
                 or
                 A3

Level 3        BBB+                     10                 20                 30
               or
               Baa1

Level 4        BBB                     12.5               22.5                35
               or
               Baa2

Level 5     BBB- or below              17.5               32.5                50
                 or
            Baa3 or below
              or unrated


            For purposes of determining the Applicable Margin and the Applicable Fee Amount:

            (a) If a difference exists in the Debt Ratings of Moody's and S&P, the higher of such Debt Ratings will determine the relevant pricing Level, unless the Debt Rating is less than Baa3, in the case of Moody's, or less than BBB-, in the case of S&P, in which case the lower of such Debt Ratings will apply.

            (b) Any change in the Applicable Margin or the Applicable Fee Amount shall become effective five Business Days after any public announcement of any Debt Rating requiring such a change.

                                         SCHEDULE 2.01


                                          COMMITMENTS
                                      AND PRO RATA SHARES



                                                         Pro
                          Revolving    Term             Rata
  Bank                   Commitment       Commitment         Share

BANK OF AMERICA
NATIONAL TRUST AND
SAVINGS
ASSOCIATION            $96,969,696.98   $63,030,303.02    9.69696970%

ABN AMRO BANK,
N.V.                   $75,757,575.76   $49,242,424.24    7.57575758%

MORGAN GUARANTY
TRUST COMPANY OF
NEW YORK               $75,757,575.76   $49,242,424.24    7.57575758%

NATIONSBANK, N.A.      $75,757,575.76   $49,242,424.24    7.57575758%

WACHOVIA BANK OF
GEORGIA, N.A.          $75,757,575.76   $49,242,424.24    7.57575758%

DEUTSCHE BANK AG       $48,484,848.48   $31,515,151.52    4.84848485%

FIRST INTERSTATE
BANK OF OREGON,
N.A.                   $48,484,848.48   $31,515,151.52    4.84848485%

MELLON BANK, N.A.      $48,484,848.48   $31,515,151.52    4.84848485%

PNC BANK, NATIONAL
ASSOCIATION            $48,484,848.48   $31,515,151.52    4.84848485%

ROYAL BANK OF
CANADA                 $48,484,848.48   $31,515,151.52    4.84848485%

TORONTO DOMINION
(TEXAS), INC.          $48,484,848.48   $31,515,151.52    4.84848485%

THE BANK OF NEW
YORK                   $30,909.090.91   $20,090,909.09    3.09090909%

THE BANK OF NOVA
SCOTIA                 $30,909.090.91   $20,090,909.09    3.09090909%

BANQUE PARIBAS         $30,909.090.91   $20,090,909.09    3.09090909%

CREDIT LYONNAIS        $30,909.090.91   $20,090,909.09    3.09090909%

                                 SCHEDULE 5.07

                                 ERISA MATTERS



            Willamette contributes to the Central States Southeast and Southwest Areas Pension Fund with respect to certain of its collectively bargained employees at its Louisville Corrugated operation. At the end of 1993, Willamette's estimated withdrawal liability from that Plan was $293,000. Willamette has no current plans to withdraw from that Plan.

            Willamette contributes on two small units of employees in New Jersey to two separate multiemployer Pension Plans, one of which is believed to not be well funded and the funding situation of the other Plan is not known. Willamette would not have any material withdrawal liability from either Plan and has no current plans to withdraw.

            Willamette sponsors the Penntech Papers, Inc., Hourly Retirement Plan which was acquired from Penntech Papers. That Plan had an Unfunded Pension Liability of approximately $1,000,000 at the beginning of 1996.

            Willamette sponsors the Willamette Industries, Inc., Corrugating Medium Mill Hourly Employees' Retirement Plan. That Plan had an Unfunded Pension Liability of approximately $200,000 at the beginning of 1996.

                                SCHEDULE 10.02


                    OFFSHORE AND DOMESTIC LENDING OFFICES;
                             ADDRESSES FOR NOTICES


WILLAMETTE INDUSTRIES, INC.

WILLAMETTE INDUSTRIES, INC.
3800 First Interstate Tower
1300 S.W. Fifth Avenue
Portland, Oregon  97201
Attention:   Mr. J.A. Parsons
             Executive Vice President and
             Chief Financial Officer
             Telephone: (503) 227-5581
             Facsimile: (503) 223-5604


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Borrowing notices, Notices of
Conversion/Continuation and Payments:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:   Ms. Annie Cuenco
             Telephone: (415) 436-2775
             Facsimile: (415) 436-2700

All other notices:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Credit Products #3838
555 California Street, 41st Floor
San Francisco, California 94104
Attention:   Mr. Michael J. Balok, Managing Director
             Telephone: (415) 622-2018
             Facsimile: (415) 622-4585

AGENT'S PAYMENT OFFICE:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
ABA No. 1210-0035-8
1850 Gateway Boulevard, Fourth Floor
Concord, California  94520
Account No.:      12330-15113
Reference:   Willamette Industries
Attention:   Agency Management Services #5596


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
Attention:   Ms. Terry Peach
             Telephone: (510) 675-7350
             Facsimile: (510) 675-7531

All other notices:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
Credit Products #3838
555 California Street, 41st Floor
San Francisco, California 94104
Attention:   Mr. Michael J. Balok, Managing Director
             Telephone: (415) 622-2018
             Facsimile: (415) 622-4585


ABN AMRO BANK N.V.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

ABN AMRO BANK, N.V.
Seattle Branch
One Union Square
600 University Street
Suite 2323
Seattle, WA 98101-2070
Attention:   Ms. Suzanne Smith
             Telephone: (206) 587-0281
             Facsimile: (206) 682-5641

All other notices:

ABN AMRO BANK, N.V.
Seattle Branch
One Union Square
600 University Street
Suite 2323
Seattle, WA 98101-2070
Attention:   Mr. Jim Rice, Vice President
             Telephone: (206) 587-2360
             Facsimile: (206) 682-5641


MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
c/o J.P. Morgan Services Inc.
500 Stanton Christiana Road
Newark, DE  19713
Attention:   Ms. Debra Jones
             Telephone: (302) 634-1940
             Facsimile: (302) 634-1091


All other notices:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK
20/60 Wall Street
New York, NY 10260-0060
Attention:   Mr. David Ellis, Vice President
             Telephone: (212) 648-7638
             Facsimile: (212) 648-5014


NATIONSBANK, N.A.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

NATIONSBANK, N.A.
101 North Tryon Street, 15th Floor
Charlotte, NC  20255
Attention:   Ms. Karen Withrow
             Telephone: (704) 388-1114
             Facsimile: (704) 386-8694

All other notices:

NATIONSBANK, N.A.
100 North Tryon Street, 8th Floor
Charlotte, NC 28255
Attention:   Mr. Michael Short, Vice President
             Telephone: (704) 386-6274
             Facsimile: (704) 386-3271

WACHOVIA BANK OF GEORGIA, N.A.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street, N.E.
28th Floor
Atlanta, GA 30303
Attention:   Mr. William F. Hamlet
             Telephone: (404) 332-5570
             Facsimile: (404) 332-6898

All other notices:

WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street, N.E.
28th Floor
Atlanta, GA 30303
Attention:   Mr. William F. Hamlet
             Telephone: (404) 332-5570
             Facsimile: (404) 332-6898


DEUTSCHE BANK AG

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

DEUTSCHE BANK AG
Los Angeles Branch and/or
Cayman Islands Branch
550 South Hope Street
Suite 1850
Los Angeles, CA 90071
Attention:   Ms. Anne Norwood
             Telephone: (213) 630-7682
             Facsimile: (213) 630-3436

All other notices:

DEUTSCHE BANK AG
Los Angeles Branch
550 South Hope Street
Suite 1850
Los Angeles, CA 90071
Attention:   Mr. Ron Moore
             Director
             Telephone: (213) 630-7690
             Facsimile: (213) 630-3436


FIRST INTERSTATE BANK OF OREGON, N.A.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

FIRST INTERSTATE BANK OF OREGON, N.A.
P.O. Box 3330
Portland, OR  92708
Attention:   Ms. Yolanda Alfonso
             Telephone: (503) 614-6459
             Facsimile: (503) 614-5878

All other notices:

FIRST INTERSTATE BANK OF OREGON, N.A.
1300 S.W. Fifth Avenue
Mail Code T-19
Portland, OR 97201
Attention:   Mr. Daniel S. Park
             Vice President and Senior Relationship Manager
             Telephone: (503) 220-4859
             Facsimile: (503) 220-4896

MELLON BANK, N.A.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

MELLON BANK, N.A.
3 Mellon Bank Center, Room 2304
Pittsburgh, PA  15259
Attention:   Mr. Damon Carr
             Telephone: (412) 234-1872
             Facsimile: (412) 234-5049

All other notices:

MELLON BANK, N.A.
300 South Grand Avenue
Suite 3800
Los Angeles, CA 90071
Attention:   Ms. Susan Dalton, Vice President
             Telephone: (213) 680-7352
             Facsimile: (213) 626-3745


PNC BANK, NATIONAL ASSOCIATION

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

PNC BANK, NATIONAL ASSOCIATION, Pittsburgh, Pennsylvania
c/o Los Angeles Loan Production Office
55 South Lake Avenue
Suite 650
Pasadena, CA  91101
Attention:   Ms. Pam Fox
             Telephone: (818) 568-8950
             Facsimile: (818) 568-0653

All other notices:

PNC BANK, NATIONAL ASSOCIATION
55 South Lake Avenue
Suite 650
Pasadena, CA 91101
Attention:   Mr. John Heskett
             Assistant Vice President
             Telephone: (818) 568-9138
             Facsimile: (818) 568-0653


ROYAL BANK OF CANADA

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

ROYAL BANK OF CANADA
Grand Cayman (North America No. 1) Branch
c/o New York Branch
Financial Square, 23rd Floor
New York, New York  10005-3531
Attention:   Ms. Linda Smith,  Loans Administration
             Telephone: (212) 428-6323
             Facsimile: (212) 428-2372

All other notices:

ROYAL BANK OF CANADA
Grand Cayman (North America No. 1) Branch
c/o New York Branch
Financial Square, 23rd Floor
New York, New York  10005-3531
Attention:   Manager, Credit Administration
             Telephone: (212) 428-6311
             Facsimile: (212) 428-2372

With a copy to:

ROYAL BANK OF CANADA
600 Wilshire Boulevard
Suite 800
Los Angeles, CA 90017
Attention:   Mr. Brian Dixon
             Senior Manager
             Telephone: (213) 955-5316
             Facsimile: (213) 955-5350


TORONTO DOMINION (TEXAS), INC.

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

TORONTO DOMINION (TEXAS), INC.
909 Fannin Street
Houston, Texas  77010
Attention:   Mr. David G. Parker
             Telephone: (713) 653-8248
             Facsimile: (713) 951-9921

All other notices:

TORONTO DOMINION (TEXAS), INC.
31 West 52nd Street
18th Floor
New York, NY 10019
Attention:   Mr. Carlton Higbie
             Telephone: (212) 468-0493
             Facsimile: (212) 397-4135


THE BANK OF NEW YORK

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE BANK OF NEW YORK
1 Wall Street, 22nd Floor
New York, NY 10286
Attention:   Sandra Morgan/Dawn Hertling
             Telephone: (212) 635-6743/6742
             Facsimile: (212) 635-6877/6399

All other notices:

THE BANK OF NEW YORK
10990 Wilshire Boulevard
Suite 1125
Los Angeles, CA 90024
Attention:   Mr. Robert Louk
             Vice President
             Telephone: (310) 996-8663
             Facsimile: (310) 996-8667


THE BANK OF NOVA SCOTIA

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE BANK OF NOVA SCOTIA, Portland, Oregon
c/o The Bank of Nova Scotia
600 Peachtree Street N.E.
Suite 2700
Atlanta, GA  30308
Attention:   Mr. Craig Subryan
             Telephone: (404) 877-1563
             Facsimile: (404) 888-8998

All other notices:

THE BANK OF NOVA SCOTIA
888 S.W. Fifth Avenue
Suite 750
Portland, OR 97204-2078
Attention:   Mr. Daryl Hogge
             Telephone: (503) 222-4169
             Facsimile: (503) 222-5502


BANQUE PARIBAS

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:   Ms. Shirley Williams
             Telephone: (310) 551-7360
             Facsimile: (310) 553-1504

All other notices:

BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:   Ms. Lynne Lueders
             Telephone: (310) 551-7319
             Facsimile: (310) 556-8759

CREDIT LYONNAIS

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

CREDIT LYONNAIS
New York Branch
1301 Avenue of the Americas
New York, NY  10019
Attention:   Ms. Kathy Daniele
             Telephone: (212) 261-7341
             Facsimile: (212) 459-3179

All other notices:

CREDIT LYONNAIS
New York Branch
1301 Avenue of the Americas
New York, NY 10019
Attention:   Mr. Rod Hurst
             Vice President
             Telephone: (212) 261-7362
             Facsimile: (212) 459-3179


THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE INDUSTRIAL BANK OF JAPAN, LIMITED
San Francisco Agency
555 California Street
Suite 3110
San Francisco, CA 94104
Attention:   Ms. Jeanette O'Donnell
             Telephone: (415) 693-1831
             Facsimile: (415) 982-1917

All other notices:

THE INDUSTRIAL BANK OF JAPAN, LIMITED
San Francisco Agency
555 California Street
Suite 3110
San Francisco, CA 94104
Attention:   Mr. Clifford White, Vice President
             Telephone: (415) 693-1823
             Facsimile: (415) 982-1917

THE NORTHERN TRUST COMPANY

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE NORTHERN TRUST COMPANY
50 South LaSalle Street
Chicago, IL  60675
Attention:   Ms. Linda Honda
             Telephone: (312) 444-3532
             Facsimile: (312) 630-1566

All other notices:

THE NORTHERN TRUST COMPANY
50 South LaSalle Street
Chicago, IL 60675
Attention:   Mr. John D. Fumagalli
             Vice President
             Telephone: (312) 444-5048
             Facsimile: (312) 444-5055

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., "RABOBANK NEDERLAND"

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

RABOBANK NEDERLAND
245 Park Avenue
New York, NY  10167
Attention:   Ms. Annette Brown
             Telephone: (212) 916-3702
             Facsimile: (212) 916-7930

All other notices:

RABOBANK NEDERLAND
Three Embarcadero Center
Suite 930
San Francisco, CA 94111-4057
Attention:   Mr. John J. McHugh
             Telephone: (415) 986-4258
             Facsimile: (415) 986-8349


THE SANWA BANK, LIMITED

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

THE SANWA BANK, LIMITED
601 South Figueroa Street
Mail Code W5-4
Los Angeles, CA 90017
Attention:   Mr. Washington A. Boza
             Telephone: (213) 896-7434
             Facsimile: (213) 623-4912

All other notices:

THE SANWA BANK, LIMITED
601 South Figueroa Street
Mail Code W5-4
Los Angeles, CA 90017
Attention:   Mr. Steve Yamada
             Vice President
             Telephone: (213) 986-7547
             Facsimile: (213) 623-4912


SOCIETE GENERALE

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

SOCIETE GENERALE
2029 Century Park East, Suite 2900
Los Angeles, CA  90067
Attention:   Tulinh Wu
             Telephone: (310) 788-7117
             Facsimile: (310) 203-0539

All other notices:

SOCIETE GENERALE
One Montgomery Street
Suite 3220
San Francisco, CA 94104
Attention:   Mr. Alec Neville
             Telephone: (415) 433-8400
             Facsimile: (415) 989-9922


UNITED STATES NATIONAL BANK OF OREGON

Domestic and Offshore Lending Office
(Borrowing notices, Notices of
Conversion/Continuation, and Payments):

UNITED STATES NATIONAL BANK OF OREGON
555 S.W. Oak Street
Suite 400
Portland, OR 97204
Attention:   Ms. Loretta Frazier
             Telephone: (503) 275-6558
             Facsimile: (503) 275-4600

All other notices:

UNITED STATES NATIONAL BANK OF OREGON
555 S.W. Oak Street
Suite 400
Portland, OR 97204
Attention:   Ms. Janice T. Thede
             Vice President
             Telephone: (503) 275-4942
             Facsimile: (503) 275-5428

                                   EXHIBIT A

                          FORM OF NOTICE OF BORROWING

Date:  ______________

To:   Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

      The undersigned, Willamette Industries, Inc. (the "Company"), refers to the Credit Agreement, dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks"), the Co-Agents party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Committed Borrowing specified below:

            1.  The Business Day of the proposed Committed Borrowing is
      _______________.

            2. The Committed Borrowing is in respect of [$________ of Term Loans [and $______ of Revolving Loans]]1 [Revolving Loans].

            3. The aggregate amount of the proposed Committed Borrowing is $_____________________.

            4. The Committed Borrowing is to be comprised of $___________ of [Base Rate Committed Loans] [Offshore Rate Committed Loans].

            [5. The duration of the Interest Period for the Offshore Rate Committed Loans included in the Committed Borrowing shall be _____ months.]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Committed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date, and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.11(a) of the Credit Agreement;

            (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;

            (c) there has occurred since the end of the most recent fiscal year of the Company no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

            (d)   the Company's Debt Ratings are as follows:                 .

                                          WILLAMETTE INDUSTRIES, INC.

                                          By:

                                          Title:
- ---------------------------------
1) Closing Date only.

                                   EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION


Date:  _______________



To:   Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

      The undersigned, Willamette Industries, Inc. (the "Company"), refers to the Credit Agreement, dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among the Company, the several financial institutions from time to time party thereto (the "Banks"), the Co-Agents party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of Loans specified below:

            1.  The Conversion/Continuation Date is ______________.

            2. The aggregate amount of the Committed Loans to be [converted] [continued] is $_______________.

            3. The Loans are to be [converted into] [continued as] [Offshore Rate Committed Loans] [Base Rate Committed Loans].

            [4. The duration of the Interest Period for the Offshore Rate Committed Loans included in the [conversion] [continuation] shall be ___ months.]

                                          WILLAMETTE INDUSTRIES, INC.


                                          By:

                                          Title:

                                   EXHIBIT C

                        FORM OF COMPLIANCE CERTIFICATE


                          WILLAMETTE INDUSTRIES, INC.

                  Financial Statements Date:  ______________


      Reference is made to that certain Credit Agreement dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Willamette Industries, Inc. (the "Company"), the several financial institutions from time to time party thereto, (the "Banks"), the Co-Agents party thereto and Bank of America National Trust and Savings Association, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the [Chief Financial Officer] [Corporate Controller] [Treasurer] of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(a) of the Credit Agreement.]

      1. Attached hereto are true and correct copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended _______________ and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by the opinion of the Independent Auditor, which opinion (a) states that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) is not qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records.

                                      or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) of the Credit Agreement.]

      1. Attached hereto are true and correct copies of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended _____________ and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, which fairly present, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position, the results of operations and the cash flows of the Company and the Subsidiaries.

      2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      3. The Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

      4.  The representations and warranties of the Company contained in
Article V of the Credit Agreement are true and correct as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.11(a) of the Credit Agreement).

      5. The following financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
______________.


                                    WILLAMETTE INDUSTRIES, INC.



                                    By:

                                    Title:

                                  SCHEDULE 1
                         to the Compliance Certificate

Dated _ _ _ _ _ _ _ _ _ _ _ _ / For the fiscal [quarter] [year] ended
_ _ _ _ _ _ _ _ _ _.

      Section 7.06--Interest                                  Required/
      Coverage Ratio                            Actual        Permitted

      (A)   Consolidated EBITDA minus                       [to be
      Capital Expenditures:                                 calculated
                                                            on a rolling
                                                            four quarter
                                                            basis]

            (1)   Consolidated EBITDA
                  calculation:

            consolidated net income       $

            plus Consolidated             $
            Interest Expense

            plus income taxes             $

            plus depreciation,            $
            amortization and other
            non-cash expenses

            Consolidated EBITDA                 $

            (2)   Capital Expenditures          $
                  (other than Excluded
                  Capital Expenditures
                  referred to in the
                  definition thereof)

            (1)   minus (2)                     $

      (B)   Consolidated Gross                  $
            Interest Expense

      Ratio of (A)                                          Not less
      to (B)                                                than 1.50 to
                                                            1.0

      Section 7.07--Maximum Funded                            Required/
      Debt to Capitalization                    Actual        Permitted

      (A)   Consolidated Funded Debt            $           [to be
                                                            calculated
                                                            as of the
                                                            end of each
                                                            fiscal
                                                            quarter]

      (B)   Capitalization
            (Consolidated Funded Debt
            plus Net Worth)


                                      1.
            (1)   Consolidated Funded Debt      $

            (2)   Net Worth                     $

            (1)   plus (2)                      $

      (A)   as a percentage of (B)                      %   [maximum of
                                                            60% through
                                                            March 31,
                                                            1997 (or, if
                                                            earlier,
                                                            date of
                                                            repayment of
                                                            all Term
                                                            Loans), and
                                                            maximum of
                                                            55%
                                                            thereafter]

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


      This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of _____________ is made between __________________ (the "Assignor") and ________________ (the "Assignee").

                                   RECITALS

      WHEREAS, the Assignor is party to that certain Credit Agreement dated as of May 10, 1996 (as amended, restated, modified, supplemented or renewed, the "Credit Agreement"), among Willamette Industries, Inc. (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), the Co-Agents party thereto, and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

      WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Revolving Loans to the Company in an aggregate amount not to exceed $__________ (the "Revolving Commitment");

      WHEREAS, [the Assignor has made Loans in the aggregate principal amount of $__________ to the Company] [no Loans are outstanding under the Credit Agreement]; and

      WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Revolving Commitment, [together with a corresponding portion of each of its outstanding Loans], in an amount equal to $__________ (the "Assigned Amount"), on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      1.  Assignment and Acceptance.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) ___% (the "Assignee's Percentage Share") of (A) the Revolving Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Revolving Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article III or Sections 10.04 and 10.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Revolving Commitment will be $__________.

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Revolving Commitment will be $__________.

      2.  Payments.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

            (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 10.08 of the Credit Agreement.

      3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Revolving Commitment [and Loans] shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

      4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 5.11 or Section 6.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

      5.  Effective Date; Notices.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                  (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

                  (ii) any consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 10.08 of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                  (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                  (iv) the processing fee referred to in Section 2(b) hereof and in Section 10.08 of the Credit Agreement shall have been paid to the Agent; and

                  (v) the Assignor and Assignee shall have complied with the other requirements of Section 10.08 of the Credit Agreement and with the requirements of Sections 9.10 and 10.10 of the Credit Agreement (in each case to the extent applicable).

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

      6. Agent. The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

      7. Withholding Tax. The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, as and when required under the Credit Agreement.

      8.  Representations and Warranties.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and
(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9. Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.  Miscellaneous.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. THE ASSIGNOR AND THE ASSIGNEE EACH IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CALIFORNIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE OR FEDERAL COURT. EACH PARTY TO THIS ASSIGNMENT AND ACCEPTANCE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS ASSIGNMENT AND ACCEPTANCE OR ANY DOCUMENT RELATED HERETO, AND PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, AND ANY RELATED DOCUMENTS AND AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES ALSO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]


By:

Title:


[ASSIGNEE]


By:

Title:

                                  SCHEDULE 1
                  to the Assignment and Acceptance Agreement


Date: ___________________

Bank of America National Trust
  and Savings Association,
  as Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Agency Management Services #5596

Willamette Industries, Inc.
3800 First Interstate Tower
1300 S.W. Fifth Avenue
Portland, Oregon 97201
Attention: ________________

Ladies and Gentlemen:

      We refer to the Credit Agreement dated as of May 10, 1996 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Willamette Industries, Inc. (the "Company"), the Banks referred to therein, the Co-Agents referred to therein, and Bank of America National Trust and Savings Association, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

      1. We hereby give you notice of[, and request the consent of [the Company and] the Agent to,] the assignment by ________________________ (the "Assignor") to ____________________ (the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Revolving Commitment of the Assignor and all outstanding Loans made by the Assignor) pursuant to that certain Assignment and Acceptance Agreement, dated as of ___________ (the "Assignment and Acceptance Agreement") between Assignor and Assignee, a copy of which Assignment and Acceptance Agreement is attached hereto. Before giving effect to such assignment the Assignor's Revolving Commitment is $___________ and the aggregate principal amount of its outstanding Loans is $____________.

      2. The Assignee agrees that, upon receiving the consent of the Company and the Agent to such assignment (if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance Agreement), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

      3.    The following administrative details apply to the Assignee:

      (A)   Domestic Lending Office:

            Assignee name:
            Address:



            Attention:
            Telephone:        (    )
            Facsimile:        (    )


      (B)   Offshore Lending Office:

            Assignee name:
            Address:



            Attention:
            Telephone:        (    )
            Facsimile:        (    )


      (C)   Notice Address:

            Assignee name:
            Address:



            Attention:
            Telephone:        (    )
            Facsimile:        (    )


      (D)   Payment Instructions:

            Account No.:
            At:



            Reference:
            Attention:


      This Notice of Assignment may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

Adjusted Revolving Commitment:

[ASSIGNOR]
$

Adjusted Pro Rata Share:

_______%

By:

Title:

Revolving Commitment:

$

Pro Rata Share:

_______%

[ASSIGNEE]

By:

Title:

[CONSENTED TO this _____ day of___________________:

WILLAMETTE INDUSTRIES, INC.

By

Title                                                                        ]


ACKNOWLEDGED [AND CONSENTED TO] this ____ day of ________:

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent

By:

Title:

                                   EXHIBIT F

                        INVITATION FOR COMPETITIVE BIDS


Via Facsimile

Date: ________________

TO THE BID LOAN BANKS AND DESIGNATED BIDDERS
LISTED ON ANNEX A ATTACHED HERETO

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Willamette Industries, Inc. (the "Company"), the Banks party thereto (the "Banks"), the Co-Agents party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

      Pursuant to subsection 2.06(b) of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

      1.    Date of Bid Borrowing:  ________________;

      2.    Aggregate amount of Bid Borrowing:  $___________;

      3. The Bid Loans shall be [LIBOR Bid Loans] [Absolute Rate Bid Loans] [LIBOR Bid Loans and Absolute Rate Bid Loans]; and

      4.    Interest Period[s] and requested Interest Payment Dates, if any:
[____________________], [________________] and [________________].

      All Competitive Bids must be in the form of Exhibit H to the Credit Agreement and must be received by the Agent no later than 6:30 a.m. (San Francisco time) on _______________; provided that terms of the offer or offers contained in any Competitive Bid(s) to be submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bid Loan Bank or Designated Bidder must be notified to the Company not later than 6:15 a.m. (San Francisco time) on _____________.

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Agent

                              By:

                              Title:

                                    ANNEX A
                    to the Invitation for Competitive Bids

                 List of Bid Loan Banks and Designated Bidders


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____


[______________________________]

      Facsimile: (___) ___-____

                                   EXHIBIT G

                            COMPETITIVE BID REQUEST



Date: _____________


Bank of America National Trust
 and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA 94103
Attention: Agency Management Services #5596

Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Willamette Industries, Inc. (the "Company"), the Banks party thereto (the "Banks"), the Co-Agents party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

      This is a Competitive Bid Request for Bid Loans pursuant to Section 2.06 of the Credit Agreement as follows:

      (i)  The Business Day of the proposed Bid Borrowing is ____________.

      (ii) The aggregate amount of the proposed Bid Borrowing is $________________.

      (iii) The proposed Bid Borrowing to be made pursuant to Section 2.06 shall be comprised of [LIBOR] [Absolute Rate] [LIBOR and Absolute Rate] Bid Loans.

      (iv) The Interest Period[s] [and Interest Payment Dates] for the Bid Loans comprised in the Bid Borrowing shall be _______________ [, _________________] and [___________________].

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such date; and except that this notice shall be deemed instead to refer to the last day of the most recent year for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.11(a) of the Credit Agreement;

            (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Bid Borrowing; and

            (c)  after giving effect to the Bid Borrowing requested hereby:
      (i) the outstanding aggregate principal amount of all Bid Loans made by all Bid Loan Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks, will not exceed the combined Commitments; and (ii) the outstanding aggregate principal amount of all Bid Loans made by all Bid Loan Banks and Designated Bidders, plus the outstanding aggregate principal amount of all Revolving Loans made by all Banks, will not exceed the combined Revolving Commitments.


                                          WILLAMETTE INDUSTRIES, INC.


                                          By:

                                          Title:

                                   EXHIBIT H

                            FORM OF COMPETITIVE BID

                                                        Date: ________________
Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, California  94103
Attention:  Agency Management Services #5596

Ladies and Gentlemen:

      Reference is made to the Credit Agreement dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Willamette Industries, Inc. (the "Company"), the Banks party thereto, and Bank of America National Trust and Savings Association, as Agent (the "Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement.

      In response to the Competitive Bid Request of the Company dated ___________ and in accordance with subsection 2.06(c)(ii) of the Credit Agreement, the undersigned [Bid Loan Bank] [Designated Bidder] offers to make Bid Loan[s] thereunder in the following principal amounts[s], at the following interest rates and for the following Interest Period[s], with Interest Payment Dates as specified by the Company:

Date of Bid Borrowing:  _____________________

Aggregate Maximum Bid Amount:  $________________

Offer 1 (Maximum Bid Amount:  $________________)

Principal                  Principal                        Principal
Amount $__________         Amount $__________         Amount $__________

Interest:                  Interest:                        Interest:

[Absolute                  [Absolute                  [Absolute
Rate __%]                  Rate __%]                  Rate __%]

or                         or                         or

[LIBOR                     [LIBOR                     [LIBOR
Margin +/-___%]            Margin +/-___%]            Margin +/-___%]

Interest                   Interest                         Interest
Period ___________         Period __________          Period __________


Offer 2 (Maximum Bid Amount:  $________________)

Principal                  Principal                        Principal
Amount $__________         Amount $__________         Amount $__________

Interest:                  Interest:                        Interest:

[Absolute                  [Absolute                  [Absolute
Rate __%]                  Rate __%]                  Rate __%]

or                         or                         or

[LIBOR                     [LIBOR                     [LIBOR
Margin +/-___%]            Margin +/-___%]            Margin +/-___%]

Interest                   Interest                         Interest
Period ___________         Period __________          Period __________


Offer 3 (Maximum Bid Amount:  $________________)

Principal                  Principal                        Principal
Amount $__________         Amount $__________         Amount $__________

Interest:                  Interest:                        Interest:

[Absolute                  [Absolute                  [Absolute
Rate __%]                  Rate __%]                  Rate __%]

or                         or                         or

[LIBOR                     [LIBOR                     [LIBOR
Margin +/-___%]            Margin +/-___%]            Margin +/-___%]

Interest                   Interest                         Interest
Period ___________         Period __________          Period __________

                                    [NAME OF BID LOAN BANK/
                                    DESIGNATED BIDDER]

                                    By:

                                    Title:

                                  EXHIBIT I-1

                 FORM OF COMMITTED LOAN NOTE (REVOLVING LOANS)

U.S. $___________________                                Date: _______________


      FOR VALUE RECEIVED, the undersigned, Willamette Industries, Inc., an Oregon corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank") the principal sum of
___________________ Dollars ($___________________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of May 10, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks"), the Co-Agents party thereto and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"), on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

      The Bank is authorized to endorse the amount of each Revolving Loan, the date on which each Revolving Loan is made, and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

      This Note is one of the Committed Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

      This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                              WILLAMETTE INDUSTRIES, INC.

                              By:

                              Title:

                                   SCHEDULE
                   to Committed Loan Note (Revolving Loans)

Date Loan          Amount of Loan      Principal Payment  Date Principal
Disbursed                                                      Paid

                                  EXHIBIT I-2

                    FORM OF COMMITTED LOAN NOTE (TERM LOAN)

U.S. $___________________                                Date: _______________

         FOR VALUE RECEIVED, the undersigned, Willamette Industries, Inc., an Oregon corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank"), on May 15, 1998, the principal sum of
___________________ Dollars ($___________________) or, if less, the aggregate unpaid principal amount of the Term Loan made by the Bank to the Company pursuant to the Credit Agreement, dated as of May 10, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks"), the Co-Agents party thereto and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). The Company further promises to pay interest on the unpaid principal amount of the Term Loan evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount of and the date on which the Term Loan is made and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

         This Note is one of the Committed Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                                                   WILLAMETTE INDUSTRIES, INC.

                                                   By:

                                                   Title:

                                   SCHEDULE
                      to Committed Loan Note (Term Loan)

Date Loan          Amount of Loan      Principal Payment  Date Principal
Disbursed                                                      Paid

                                   EXHIBIT J

                             FORM OF BID LOAN NOTE

                                                        Date: ________________

      FOR VALUE RECEIVED, the undersigned, Willamette Industries, Inc., an Oregon corporation (the "Company"), hereby promises to pay to the order of _________________________ (the "Bank") the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to the Credit Agreement, dated as of May 10, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Bank, the other financial institutions from time to time party thereto (the "Banks"), the Co-Agents party thereto and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"), on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

      The Bank is authorized to endorse the amount of and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (this "Note").

      This Note is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

      This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                              WILLAMETTE INDUSTRIES, INC.

                              By:

                              Title:

                                   SCHEDULE
                               to Bid Loan Note
                           [Absolute Rate Bid Loans]

Date Loan              Amount of           Matyurity Date      Principal
Date
Disbursed                Loan                                   Payment
    Principal

Paid

                                   SCHEDULE
                               to Bid Loan Note
                               [LIBOR Bid Loans]

Date Loan              Amount of           Matyurity Date      Principal
Date
Disbursed                Loan                                   Payment
    Principal

Paid

                                   EXHIBIT K

                         FORM OF DESIGNATION AGREEMENT

                             Dated ______________


            Reference is made to the Credit Agreement dated as of May 10, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Willamette Industries, Inc., an Oregon corporation (the "Company"), the Banks and Co-Agents party thereto (as defined in the Credit Agreement) and Bank of America National Trust and Savings Association, as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            _________________ (the "Designator") and ___________________ the
("Designee") agree as follows:

            1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement.

            2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

            3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 5.11 or Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an entity qualified to be a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder; (vi) agrees to and accepts all duties, obligations and responsibilities of a Bank set forth in Article IX of the Credit Agreement and confirms that said Article shall otherwise apply to the Designated Bidder as if it were a Bank named therein; and (vii) specifies as its Lending Offices with respect to Bid Loans (and address for notices) the offices set forth beneath its name on the signature page hereof.

            4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Agent for acceptance by the Agent. The effective date of this Designation Agreement shall be as of the date of acceptance thereof by the Agent (the "Effective Date").

            5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement as a "Designated Bidder" with a right to make Bid Loans pursuant to Section 2.06 of the Credit Agreement and the rights and obligations of a Designated Bidder related thereto.

            6. THIS DESIGNATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

            IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          [NAME OF DESIGNATOR]

                                          By:

                                          Title:

                                          [NAME OF DESIGNEE]

                                          By:

                                          Title:

Lending Office(s) (and
address for notices):



Attn.:
Tel.:
Fax:



Attn.:
Tel.:
Fax:

Accepted as of the ___ day
of ______________

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION

By:

Title: